press information

MOOG INC., EAST AURORA, NEW YORK 14052   TEL-716/652-2000   FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	August 28, 2006		716-687-4225

MOOG ANNOUNCES MEDICAL DEVICES ACQUISITION

East Aurora, NY, Moog Inc. (NYSE: MOG.A and MOG.B) announced today that it closed on a merger of McKinley Medical Corporation based in Denver, Colorado into Moog on August 24, 2006.  McKinley Medical Corporation was a wholly owned subsidiary of McKinley Medical, LLC, an affiliate of The Broe Companies, Inc., a private company headquartered in Denver.  McKinley Medical Corporation designs, assembles and distributes disposable pumps and accessories used principally to administer therapeutic drugs for chemotherapy and antibiotic applications, and post-operative medication for pain management. These medical devices are marketed under the brand names Accufuser and BeeLine.  Moog paid $15 million in the form of 445,725 shares of Moog Class A common stock in exchange for the shares of McKinley Medical Corporation.

 The acquisition expands the Company’s participation in the medical devices market, particularly infusion therapy, adding to the Company’s April 2006 acquisition of Curlin Medical.  Infusion pumps provide a controlled flow of therapeutic drugs to patients in hospital and outpatient settings.

Sales associated with McKinley Medical Corporation products in the previous twelve months were approximately $5 million.  This acquisition’s impact on Moog’s Earnings Per Share for the year ending September 30, 2006 will be neutral after considering the effects of financing and related purchase accounting adjustments.

In FY2007, Moog’s Medical Devices segment sales will approach $40 million including $7 million associated with McKinley Medical.  The Company reaffirmed its projected 2007 operating margins for the Medical Devices segment at 20% and its projected 2007 Earnings Per Share to a range of $2.21 to $2.29, with a midpoint estimate of $2.25.  This represents an increase of 15% over the Company’s most recent 2006 EPS estimate.

“Moog made a careful study of the medical device market and determined that a broad line of pumps and associated accessories fit well with our technical and manufacturing capabilities,” said Martin Berardi, Vice President and head of the new Medical Device Segment.  “We’re very excited about the addition of the McKinley Medical pumps. They compliment our Curlin Medical products by offering an alternative approach to administering medication for infusion therapy, and they provide us with a presence in the emerging post operative pain management market.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems.  Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment.  Additional information about the company can be found on its website, www.moog.com.

Cautionary Statement

Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements.  These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions and integrate the acquired businesses, and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses and that indemnification from the sellers of the acquired businesses for these liabilities will be limited or unavailable, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws.  The factors identified above are not exhaustive.  New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein.  Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results.  We disclaim any obligation to update the forward-looking statements made in this report.